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                                                                    Exhibit 99.1

                             Statia Terminals Group N.V.



April 16, 2002


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza

Washington, D.C. 20549

         Re:  Arthur Andersen LLP - Regulation S-X, Article 3,
              Note 3T Requirements
              FORM 10-K FOR STATIA TERMINALS GROUP N.V (PENDING LIQUIDATION)
              --------------------------------------------------------------

Ladies and Gentlemen:

Pursuant to the United States Securities and Exchange Commission's (the "Commission") recently promulgated Temporary Note 3T to Article 3 of Regulation S-X regarding requirements for Arthur Andersen LLP ("Andersen") audit clients as set forth in Release No. 33-8070, effective March 18, 2002, this letter serves to advise the Commission that Statia Terminals Group N.V. has, as of the date hereof, received written representations from Andersen that:

          (1) Andersen's audit of the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2001 (to which this letter is filed as Exhibit 99.1) was performed subject to Andersen's quality control system for the U.S. accounting and auditing practice; and

          (2) to provide reasonable assurance that the engagement was conducted in compliance with professional standards, there were appropriate continuity of Andersen personnel working on the audit; availability of national office consultation to conduct the relevant portions of the audit; and availability of personnel at non-U.S. affiliates of Andersen to conduct the relevant portions of the audit.

                                       Very truly yours,

                                       STATIA TERMINALS GROUP N.V.


                                       By: /s/ James F. Brenner
                                               ---------------------------------
                                               James F. Brenner
                                               Vice President and Treasurer
                                               (Principal Financial and
                                               Accounting Officer)